AMENDMENT AND RESTATEMENT OF
                               BYLAWS
                              -- of --

                       ERIE INDEMNITY COMPANY

                           August 16, 1999


                              ARTICLE I

                               Offices

         Section  1.01.   Principal  Office.  The  principal  office  of  Erie
Indemnity   Company,  a  Pennsylvania   business corporation, shall be located
in the City of Erie, Pennsylvania.

                              ARTICLE II

                      Meetings of Shareholders

         Section 2.01. Annual Meeting. The Annual Meeting of Shareholders shall be held each year, at a day and time fixed by the Board of Directors. At the Annual Meeting, the Shareholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting. In elections for Directors, voting need not be by ballot, except upon demand made by a Shareholder entitled to vote at the election and before the voting begins.

         Section 2.02.  Special Meetings.

         (a) Call of Special Meetings. Special meetings of the Shareholders may be called at any time by:

                  (1)      the Chairman of the Board,

                  (2)      the Chief Executive Officer,

                  (3)      the Board of Directors,

                  (4)      the Chairman of the Executive Committee, or

                  (5) Shareholders entitled to cast at least twenty percent (20%) of the votes that all Shareholders are entitled to cast at the particular meeting.



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         (b) Fixing of Time for Meeting.  At any time,  upon written  request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the day and time of the meeting, which shall be held not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the day and time of the meeting, the person or persons calling the meeting may do so.

         Section 2.03. Place of Meeting. The place of meeting for any Annual or Special Meeting of Shareholders of the corporation shall be at the principal office of the corporation, unless another place is designated by the Board of Directors in the notice of the meeting.

         Section 2.04.  Notice of Meeting.

         (a) General Rule. Written notice of every meeting of the Shareholders stating the place, day and time of the meeting shall be given by, or at the direction of, the Secretary to each Shareholder of record entitled to vote at the meeting at least:

                  (1) ten days prior to the day named for a meeting called to consider a fundamental transaction under 15 Pa. C.S. Chapter 19; or

                  (2) five days prior to the day named for the meeting in any other case.

If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a Special Meeting of Shareholders, the notice shall specify the general nature of the business to be transacted.

         (b) Manner of Giving Notice. Whenever written notice is required to be given to any Shareholder, it may be given either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges, prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the Shareholder appearing on the books of the corporation. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received.

         (c) Adjourned Shareholder Meetings. When a meeting of Shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.



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         (d)  Notice of  Action  by  Shareholders  on  Bylaws.  In the case of a meeting of Shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each Shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 2.05.  Quorum.

         (a) General Rule. A meeting of Shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

         (b) Withdrawal of a Quorum. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         (c) Adjournment for Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

         (d) Adjournments Generally. Any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the Shareholders present and entitled to vote shall direct, until the Directors have been elected. Any other regular or special meeting may be adjourned for such period as the Shareholders present and entitled to vote shall direct.

         Section 2.06. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders or of a class of Shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Shareholders who would be entitled to vote at a meeting for such purpose shall be filed in writing with the Secretary of the corporation.

         Section 2.07.  Shareholder Proposals.

         (a) Shareholder Proposals Relating to Candidates for Election as Directors.



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                  (1) A  Shareholder,  whether  or not  entitled  to vote in the election of Directors, may propose to the Nominating Committee of the Board of Directors one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected. Such proposal shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein and otherwise in accordance with this Section 2.07(a).

                  (2) In the case of an annual meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the "SEC"), or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

                  (3) In the case of a special meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date that the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

                  (4) Such written proposal by a Shareholder shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment for the past five years of each person so proposed, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person's proposal, election as a Director, and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

                  (5) If a written proposal by a Shareholder submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the written proposal by a Shareholder and such Shareholder shall have five business days from receipt of such notice to submit a revised proposal that corrects such failure or deficiency in all material respects.

         (b) Shareholder Proposals Relating to Matters Other Than Candidates for Election as Directors.

                  (1) A Shareholder of the corporation may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if (A) such matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein or
(B) the  Shareholder  complies  with the  provisions  of Rule  14a-8  under  the
Securities Exchange Act of 1934 (as amended) relating to inclusion of Shareholder proposals in the corporation's proxy statement.

                  (2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation by a Shareholder of a matter must be received by the Secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held.

                  (3) In the case of a special meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

                  (4) Such written notice of presentation of a matter by a Shareholder shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at a meeting of Shareholders.



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                  (5) If a written notice of presentation of a matter  submitted by a Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (iv) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder who submitted the written notice of presentation of a matter of such failure or deficiency in the written notice of presentation of a matter and such Shareholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

                  (6) Only matters submitted in accordance with the foregoing provisions of this Section 2.07(b) shall be eligible for presentation at such meeting of Shareholders, and any matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Shareholders.

         Section 2.08. Waiver of Notice. Whenever any written notice is required to be given to any Shareholder, a waiver thereof in writing signed by the Shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 2.09.  Voting and Other Action by Proxy.

         (a)      General Rule.

                  (1) Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the Shareholder by proxy.

                  (2) The presence of, or vote or other action at a meeting of Shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a Shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the Shareholder.

                  (3) Where two or more proxies of a Shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

         (b) Minimum Requirements. Every proxy shall be executed in writing by the Shareholder or by the duly authorized attorney-in-fact of the Shareholder and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised written notice of the death or incapacity is given to the Secretary of the corporation.

         (c) Expenses. Unless otherwise restricted in the articles, the corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of Shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

         Section 2.10. Voting by Fiduciaries and Pledgees. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         Section 2.11.  Voting by Joint Holders of Shares.

         (a) General Rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                  (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                  (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

         (b) Exception. If there has been filed with the Secretary of the corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 2.12.  Voting by Corporations.

         (a) Voting by Corporate Shareholders. Any corporation that is a Shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         (b) Controlled Shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         Section 2.13.  Determination of Shareholders of Record.

         (a) Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of Shareholders. Only Shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of Shareholders of record for any other purpose. When a determination of Shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

         (b) Determination When a Record Date is not Fixed. If a record date is not fixed:

                  (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                  (2) The record date for determining Shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the corporation.

                  (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 2.14.  Voting Lists.

         (a) General Rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

         (b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any Shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the Shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of Shareholders.

         Section 2.15.  Judges of Election.

         (a) Appointment. In advance of any meeting of Shareholders of the corporation, the Board of Directors may appoint Judges of Election, who need not be Shareholders, to act at the meeting or any adjournment thereof. If Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any Shareholder shall, appoint Judges of Election at the meeting. The number of Judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a Judge.

         (b) Vacancies. In case any person appointed as a Judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         (c) Duties. The Judges of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The Judges of Election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         (d) Report. On request of the presiding officer of the meeting, or of any Shareholder, the Judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                              ARTICLE III

                               Directors

         Section 3.01. General Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         Section 3.02. Number, Tenure and Qualifications. The Board of Directors shall consist of not less than seven (7), nor more than sixteen (16), Directors (the exact number to be fixed from time to time by resolution of the Board), the majority of whom shall be citizens and residents of the United States, each of whom shall be at least eighteen (18) years of age, elected at the Annual Meeting of Shareholders, to serve until the ensuing Annual Meeting and until a successor is elected and qualified or until his or her earlier death, resignation or removal. Not less than one-third of the Directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. "Control," "controlling," "controlled by" and "under common control with" as used herein, shall be given those meanings prescribed by Section 1201 of Pennsylvania Act 178 of 1992 (40 P.S. ss.991.1401). No person who is seventy
(70) years of age or older shall be elected a Director unless already a Director in office and qualifying under one or more of the following exceptions if such person is: (a) seventy-five (75) years of age or older on the date of the 1990 Annual Meeting; or (b) under seventy-five (75) years of age on the date of the 1990 Annual Meeting, provided however, that such person cannot continue to serve beyond the end of the term in which becoming seventy-five (75) years of age; or
(c) seventy (70) years of age or older and serving as a Trustee of the H. O. Hirt Trust, so long as the Trust holds the majority Class B, or equivalent, voting shares of the corporation; or (d) seventy (70) years of age or older and serving, or previously served, in at least one of the two highest full-time executive positions of the corporation for a period of at least one (1) year.

         Section 3.03. Meetings. The Annual Meeting of the Board of Directors shall be held immediately after the Annual Meeting of Shareholders for the purpose of organization and the election of officers, and notice thereof shall be given in the same manner as hereinbefore provided in the case of the Annual Meeting of Shareholders. The Board of Directors shall provide, by resolution, for the holding of at least four (4) regular meetings including the annual meeting on specified days or dates without notice. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or by the President, or by at least three (3) Directors. Written notice of every special meeting of Directors stating the place, day and time of the meeting shall be given not less than five (5) days before the meeting, either personally or by first class or express mail or by telegraph, telex or TWX (with answerback received) or courier services, charges prepaid, or by telecopier. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received.

         Section 3.04. Waiver of Notice. Whenever any written notice is required to be given to any Director, a waiver thereof in writing signed by the Director entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 3.05. Quorum. A majority of the Directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business; provided, however, that a quorum shall consist of at least five (5) Directors if the Board consists of only seven (7) Directors. At least one Director who is not an officer or employee of the corporation or of any entity controlling, controlled by or under common control with the corporation and who is not a beneficial owner of a controlling interest in the voting securities of the corporation must be present for a quorum of Directors. The acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         Section 3.06.  Limiting Liability of Directors.

A. A Director of the corporation shall stand in a fiduciary relation to the corporation and shall perform his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) One or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters present, or

         (2) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such persons, or

         (3) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

B. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual Directors, may, in considering the best interest of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of subsection A of this section.

C. Absent breach of fiduciary duty, lack of good faith or self-dealing, any action taken as a Director or any failure to take any action as a Director shall be presumed to be in the best interests of the corporation.

D. Section 1715 of 15 Pa.C.S. shall not be applicable to the corporation. (Added 4/27/91.)

E. A Director of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

         (1) The Director has breached or failed to perform his duties of his office under subsections A through C of this section, and

         (2) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

F. The provisions of subsection E of this section shall not apply to:

         (1) The responsibility or liability of a Director pursuant to any criminal statute, or

         (2) The liability of a Director for the payment of taxes pursuant to local, state or federal law.

         Section 3.07.  Executive Committee.

         (a) General Rule. There shall be an Executive Committee which, except as provided in subsection (b), shall have and exercise all power and authority of the Board of Directors between meetings of the Board. The Executive Committee shall consist of not fewer than three (3) regular members including the Chief Executive Officer of the corporation who shall be Chairman of the Executive Committee, unless another member shall be designated by resolution of the Board. All of the regular members shall be designated by resolution of the Board. Not less than one-third of the committee must be Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. The Executive Committee shall meet at any time and place designated and at least six hours oral or written notice given by or on behalf of the Chairman of the Executive Committee, and shall report promptly to the entire Board of Directors the substance of any action taken by the Executive Committee, which action may be changed by the Board without prejudice to intervening rights.

         (b) Limitation on Authority. The Executive Committee shall not have any power or authority as to the following:

                  (1) The  submission to  Shareholders  of any action  requiring approval of Shareholders under the Business Corporation
                      Law.

                  (2) The  creation  or  filling  of  vacancies  in the Board of
                      Directors.

                  (3) The adoption, amendment or repeal of these bylaws.

                  (4) The  amendment  or repeal of any  resolution  of the Board that by its terms is amendable or repealable only by the Board.

                  (5) Action on matters  committed  by a resolution  of the
                      Board of Directors to another committee of the Board.

         Section 3.08.  Audit Committee and Audit.

         (a) Appointment. The Board of Directors shall appoint annually an Audit Committee which shall consist of not less than three (3) Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. The Audit Committee shall determine the nature and extent of the audit of the records and of the verification and certification of the accounts of the corporation, and not later than at the last meeting of the Board in a calendar year, shall recommend to the Board the engagement and compensation of an independent Certified Public Accountant or firm of such accountants to audit the said records and certify the said accounts for the ensuing calendar year. In making said audit, verification and certification, said accountant or firm shall be under the direction of the Audit Committee and shall be responsible to and shall report to the Board of Directors and not to the officers of the corporation. The Chief Executive Officer and the President, if not also the Chief Executive Officer, shall be non-voting, ex-officio members of the Audit Committee.

         (b) Audit. The Audit Committee shall present the audit in full to the Board of Directors at a meeting of the Board which shall be held at least two weeks prior to the next Annual Meeting of Shareholders. The audit of the corporation need not be mailed to Shareholders, but it shall be available for inspection by any Shareholders at the office of the corporation during usual business hours and at the Annual Meeting.

         Section 3.09. Nominating Committee. The Board of Directors shall appoint annually a Nominating Committee which shall consist of not less than three (3) Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. The Nominating Committee shall, prior to the Annual Meeting, determine and nominate candidates for the office of Directors of the corporation to be elected by the shareholders to serve terms as established by the bylaws and until their successors are appointed.

         Section 3.10. Executive Compensation Committee. The Board of Directors shall appoint annually an Executive Compensation committee which shall consist of not less than three (3) Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. The Executive Compensation Committee shall be responsible for evaluating the performance of the principal officers of the corporation and recommending to the Board of Directors the selection and compensation of the principal officers. The Executive Compensation Committee shall also be responsible for the drafting of reports, disclosures, evaluations and other documents relating to executive compensation for filing with State and Federal regulatory authorities.

         Section 3.11. Alternate Committee Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

         Section 3.12. Other Committees. The Board of Directors may designate from time to time any other committees as the Board may deem necessary and appropriate. The Board may set the number of members of any such committee and may appoint such members. Not less than one-third of any committee created hereunder must be Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation.

         Section 3.13. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the corporation. Any action without a meeting of the Board shall be limited to those situations where time is of the essence and not in lieu of a regularly scheduled meeting.

         Section 3.14. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining Director, and each person so selected shall be a director to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 3.15.  Removal of Directors.

         (a) Removal by the Shareholders. The entire Board of Directors, or any class of the Board, or any individual Director may be removed from office without assigning any cause by the vote of Shareholders, or of the holders of a class or series of shares, entitled to elect Directors, or the class of Directors. In case the Board or a class of the Board or any one or more Directors are so removed, new Directors may be elected at the same meeting. The Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of Shareholders entitled to vote thereon.

         (b) Removal by the Board. The Board of Directors may declare vacant the office of a Director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the Director does not accept the office either in writing or by attending a meeting of the Board of Directors.

         Section 3.16. Compensation. The Board of Directors has the responsibility and authority to determine the compensation of directors and officers elected by the Board of Directors in connection with their service to the corporation and a Director may be a salaried officer of the corporation, who shall not receive any additional compensation as a Director. The acceptance of gifts of significant value from persons associated with the corporation may impair the ability of the Board of Directors to establish appropriate levels of compensation and incentives for directors and officers elected by the Board of Directors that the Board considers appropriate. For these reasons, a director or an officer elected by the Board of Directors may not accept, or arrange for any member of his or her immediate family to receive, gifts or gratuities of other than nominal or insignificant value from any of the following persons or members of their immediate families: a director or officer elected by the Board of Directors, an employee of the corporation, or any person elected by the Board of Directors who is known to be a beneficial owner of more than 5 percent of the outstanding capital stock of any class of the corporation. If a gift or gratuity of more than nominal or insignificant value is received from any such persons, the gift or gratuity must be returned and the Board of Directors notified. Gifts or gratuities from any person to any member of the immediate family of such person are not prohibited by this bylaw.


                              ARTICLE IV

                               Officers

         Section 4.01. Number. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and as many Executive Vice Presidents, and Senior Vice Presidents as from time to time may be determined by the Board of Directors. The President, Secretary and Treasurer may not be the same person. The Treasurer must be a natural person. There shall also be as many Vice Presidents and Assistant Officers as from time to time may be determined by the Chief Executive Officer. Other officers, including the office of Vice Chairman of the Board, as from time to time may be determined may be added by resolution of the Board of Directors.

         Section 4.02. Election, Appointment and Term of Office. The Board of Directors shall elect annually at their first meeting following the Annual Meeting of Shareholders, the following officers to serve until the next Annual Meeting of Directors and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

                  (1)      the three highest paid officers of the corporation,

                  (2) the Chairman of the Board and the President if they are not among the three highest paid officers, and

                  (3) such other officers as the Board of Directors from time to time may designate by resolution.

All officers not required to be elected by the Board or not designated by the Board to be elected by the Board shall be appointed by the Chief Executive Officer to serve at his or her pleasure.

         Section 4.03. Standard of Care. An officer of the corporation shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of this corporation.

         Section 4.04. Duties and Responsibilities. Officers of the corporation shall have the duties and responsibilities assigned to them in their respective position descriptions approved by the Chief Executive Officer in addition to the following duties and responsibilities of the various offices:

         (a) Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the corporation unless otherwise provided by resolution of the Board of Directors and shall have general supervision of the business, affairs and property of the corporation and over its several officers. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall be ex-officio member of all committees, if any, but shall have no vote on the Audit Committee and the Executive Compensation Committee.

         (b) President. The President, in the absence of the Chairman of the Board, or a Vice Chairman of the Board, if any, shall preside at all meetings of the Shareholders and the Board of Directors. The President shall have and exercise all the powers and authority of the Chairman of the Board when the Chairman and a Vice Chairman, if any, are absent or unable to act during a vacancy in the office of the Chairman of the Board. The President shall also have such other duties and responsibilities as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

         (c) Secretary. The Secretary, or an Assistant Secretary, shall be present at all meetings of the Board of Directors and of the Shareholders, and the Secretary shall keep a record of all proceedings of the Board and its committees and the Shareholders. The Secretary shall notify the Shareholders and members of the Board of all regular and special meetings, have charge of the corporate seal and of the books and records of the corporation pertaining to actions of the Board or the Shareholders, and shall have such other duties and authority as prescribed by the Pennsylvania Business Corporation Law and any other applicable law. The Secretary shall also perform such duties as are customary and incident to the office of the Secretary and shall have such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

         (d) Treasurer. The Treasurer shall have the care and custody of all funds and securities of the corporation, depositing the same in the name of the corporation with such bank or banks as the Board of Directors may select. The Treasurer shall also perform such duties as are customary and incident to the office of Treasurer and shall have such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

         (e) Executive Vice Presidents. An Executive Vice President shall, in the absence of the President, perform all the duties of the President. If there is more than one Executive Vice President, the Chief Executive Officer may designate one of them to be senior. Executive Vice Presidents shall also have such other duties and responsibilities as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

         (f) Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents and Other Officers. Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents and other officers shall perform such duties as from time to time may be assigned by the Chief Executive Officer. The duties and responsibilities of the Vice Chairman of the Board shall be assigned by resolution of the Board of Directors.

         Section 4.05. Compensation. The compensation of officers elected by the Board of Directors shall be fixed by the Board of Directors subject to change from time to time as the Board may determine; and the compensation of officers, assistant officers, and agents appointed by the Chief Executive Officer shall be fixed by the Chief Executive Officer subject to change from time to time as the Chief Executive Officer shall determine.


                              ARTICLE V

             Share Certificates and Their Transfer

         Section 5.01.  Share Certificates.

         (a) Form. Certificates for shares of the corporation shall be in such form as approved by the Board of Directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

         (b) Issuance. The share certificates of the corporation shall be numbered, dated, and registered in the share register on transfer books of the corporation as they are issued. They shall be signed by the Chairman of the Board or the President and by the Secretary or the Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5.01 shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

         Section 5.02. Transfer of Shares. Transfer of shares of the corporation shall be made on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by a power of attorney, duly executed and filed with the Secretary of the corporation and upon surrender for cancellation of the certificate or certificates for such shares. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. ss.ss.8101 et. seq., and its amendments and supplements.

         Section 5.03. Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 5.04. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefore, and the Secretary may, in his discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Secretary shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as he may direct.

                              ARTICLE VI

                          Corporate Actions

         Section 6.01. Voting Securities of Other Corporations. Securities held by the corporation in any other corporation shall be voted in person or by proxy by the Chief Executive Officer or any other person duly authorized by the Chief Executive Officer.


                              ARTICLE VII

         Indemnification of Directors, Officers & Employees

         Section 7.01. (The provisions of this Section were adopted by the Shareholders on April 28, 1987.)

The Company shall indemnify any Director, officer or employee, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation by reason of the fact that he is or was a Director, officer or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of Shareholders, vote of disinterested Directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action on another capacity while holding such office. It is the policy of the corporation that indemnification of, and advancement of expenses to, Directors, officers and employees of the corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article VII shall be deemed to have been amended for the benefit of Directors, officers and employees of the corporation effective immediately upon any modification of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL") or the Directors' Liability Act of the Commonwealth of Pennsylvania (the "DLA") which expands or enlarges the power or obligation of corporations organized under the BCL or subject to the DLA to indemnify, or advance expenses to, Directors, officers and employees of the corporation.

The corporation shall pay expenses incurred by an officer, Director or other employee, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

The corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article VII. The provision of this Article VII shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 7.01 of this Article VII, but whom the corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or the DLA or otherwise. The authority granted by this section shall be exercised by the Board of Directors of the corporation.

         Section 7.02. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VII, the corporation shall not indemnify any person under this Article VII for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the Directors in office. This section does not apply to successfully prosecuting or defending the rights of any person to indemnification granted by or pursuant to this
Article VII.


                              ARTICLE VIII

                               Amendments

         Section 8.01. Amendments. These bylaws may be altered, amended or repealed and new bylaws adopted, either (i) by vote of the Shareholders at any duly organized annual or special meeting of Shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the Shareholders and regardless of whether the Shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the corporation in office at any regular or special meeting of Directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution affecting the change.

I hereby certify that the foregoing Bylaws were adopted at the 46th Annual Meeting of Shareholders of the ERIE INDEMNITY COMPANY held on the 27th day of April 1971, and were amended at the following meetings: the 52nd Annual Meeting of Shareholders, April 26, 1977; the Special Shareholders Meeting, August 21, 1979; the 233rd Board of Directors Meeting, November 13, 1979; the 242nd Board of Directors Meeting, March 4, 1981; the 248th Board of Directors Meeting, August 24, 1982; the 62nd Annual Meeting of Shareholders, April 28, 1987; the
280th Board of Directors Meeting, April 24, 1990; by unanimous consent resolution adopted by the Board of Directors on April 27, 1991; the 288th Board of Directors Meeting, December 19, 1991; the 297th Board of Directors Meeting, September 27, 1993; the 299th Board of Directors Meeting, March 1, 1994; the 313th Board of Directors Meeting, September 17, 1996; the 320th Board of Directors Meeting, March 11, 1998; the 325th Board of Directors Meeting, March 9, 1999; the 327th Board of Directors Meeting, June 15, 1999; and the Special Board of Directors Meeting, August 16, 1999.


                                                \s\ J.R. Van Gorder
                                             J. R. Van Gorder, Secretary